UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2020

FaceBank Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, 12th Floor, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 537-5775

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.02. Results of Operations and Financial Condition.

On February 19, 2020, John Textor, Chief Executive Officer of FaceBank Group, Inc. (the “Company”), made a presentation (the “Presentation”) regarding the Company at a business conference. During the Presentation, Mr. Textor confirmed, among other things, that the Company’s projected revenue for the quarter and fiscal year ended December 31, 2019 was $49.5 million and $53.3 million, respectively. Although the Company does not anticipate that the revenue for the quarter and fiscal year ended December 31, 2019 to be reported in the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 to be filed with the Securities and Exchange Commission to be materially different from the projected revenue referenced in the Presentation, such projections are subject to change.

A copy of the Presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in any websites included in the Presentation is not a part of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Presentation of registrant dated February 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FaceBank Group, Inc.

Date: February 25, 2020	By:	/s/ John Textor
	Name:	John Textor
	Title:	Chief Executive Officer